                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                                    KNAK CO.

         FIRST:    The name of the Corporation is:

                          KNAK CO.

         SECOND:    The address of its registered office in the State of
Delaware is the Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD:    The nature of the business or purposes to be conducted or
promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH:    The total number of shares of stock which the Corporation
shall have the authority to issue is 45,000,000 shares of capital stock consisting of 5,000,000 shares of preferred stock, par value $1.00 per share (the "Preferred Stock"), and 40,000,000 shares of common stock, par value $.10 per share (the "Common Stock").

         The designations, powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of the Preferred Stock shall be established by resolution of the Board of Directors pursuant to Section 151 of the General Corporation Law of the State of Delaware.

         FIFTH:    The name and mailing address of the incorporator is:

                 Name                                  Mailing Address
                 ----                                  ---------------
         Karen M. Nakfoor                        Fulbright & Jaworski
                                                 1301 McKinney, Suite 5100
                                                 Houston, Texas 77010-3095

         SIXTH:    The Corporation is to have perpetual existence.

         SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the bylaws of the Corporation.

         EIGHTH:    Election of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

         NINTH:    The bylaws of the Corporation shall not be made, repealed, altered, amended or rescinded by the stockholders of the Corporation except by the vote of the holders of not less than 75% of the total voting power of all shares of stock of the Corporation entitled to vote in the election of directors, considered for purposes of this Article NINTH as one class.

         TENTH:    No action shall be taken by the stockholders except at an
annual or special meeting of stockholders and stockholders may not act by written consent.

         ELEVENTH:    Special meetings of the stockholders of the Corporation
for any purpose or purposes may be called at any time by the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the bylaws of the Corporation, include the power to call such meetings. Special meetings of stockholders of the Corporation may not be called by any other person or persons.

         TWELFTH:    No director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

         If the General Corporation Law of the State of Delaware is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of the director to the Corporation shall be limited or eliminated to the full extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time. Any repeal or modification of this Article shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

         THIRTEENTH: The names and mailing addresses of the persons who are to serve as the directors of the Corporation until the first annual meeting of the stockholders or until their respective successors are elected and qualified are:

                 Name                              Address
                 ----                              -------
         J. W. Stewart                         5500 N.W. Central Drive
                                               Houston, Texas  77210-4442

         Michael McShane                       5500 N.W. Central Drive
                                               Houston, Texas  77210-4442

         James D. Woods                        3900 Essex Lane
                                               Houston, Texas 77026

         Thomas W. Cason                       3900 Essex Lane
                                               Houston, Texas 77026

         The Board of Directors shall be divided into three classes, Class I, Class II and Class III. The number of directors in each class shall be the whole number contained in the quotient arrived at by dividing the authorized number of directors by three, and if a fraction is also contained in such quotient then if such fraction is one-third (1/3) the extra director shall be a member of Class III and if the fraction is two-thirds (2/3) one of the extra directors shall be a member of Class III and the other shall be a member of Class II. After division of the Board of Directors into classes, each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that the initial directors appointed to Class I shall serve for a term ending on the date of the first annual meeting next following September 30, 1990, the initial directors appointed to Class II shall serve for a term ending on the date of the second annual meeting next following September 30, 1990, and the initial directors appointed to Class III shall serve for a term ending on the date of the third annual meeting next following September 30, 1990.

         The number of directors shall be fixed from time to time by the bylaws of the Corporation or an amendment thereof duly adopted by the Board of Directors or by the stockholders acting in accordance with Article NINTH herein. In the event of any increase or decrease in the authorized number of directors, (a) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, retirement, resignation or removal, and (b) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors to such class or classes as shall, so far as possible, bring the number of directors in the respective classes into conformity with the formula in this Article, as applied to the new authorized number of directors.

         Notwithstanding any of the foregoing provisions of this Article, each director shall serve until his successor is elected and qualified or until his death, retirement, resignation or removal. No director may be removed during his term except for cause.

         FOURTEENTH: The affirmative vote of the holders of not less than 75% of the outstanding shares of "Voting Stock" (as hereinafter defined) of the Corporation, including the affirmative vote of the holders of not less than 66 2/3% of the outstanding shares of Voting Stock not owned, directly or indirectly, by any "Related Person" (as hereinafter defined), shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined) of the Corporation with any Related Person; provided, however, that the 66 2/3% voting requirement referred to above shall not be applicable if the Business Combination is approved by the affirmative vote of the holders of not less than 90% of the outstanding shares of Voting Stock; and further provided that the 75% voting requirement shall not be applicable if:

         (1) The Board of Directors of the Corporation by a vote of not less than 75% of the directors then holding office (a) have expressly approved in advance the acquisition of outstanding shares of Voting Stock of the Corporation that caused the Related Person to become a Related Person or (b) have approved the Business Combination prior to the Related Person involved in the Business Combination having become a Related Person;

         (2) The Business Combination is solely between the Corporation and another corporation, 100% of the Voting Stock of which is owned directly or indirectly by the Corporation; or

         (3) All of the following conditions have been met: (a) the Business Combination is a merger or consolidation, the consummation of which is proposed to take place within one year of the date of the transaction pursuant to which such person became a Related Person and the cash or fair market value of the property, securities or other consideration to be received per share by holders of Common Stock of the Corporation in the Business Combination is not less than the highest per share price (with appropriate adjustments for recapitalizations and for stock splits, reverse stock splits and stock dividends) paid by the Related Person in acquiring any of its holdings of the Corporation's Common Stock; (b) the consideration to be received by such holders is either cash or, if the Related Person shall have acquired the majority of its holdings of the Corporation's Common Stock for a form of consideration other than cash, in the same form of consideration as the Related Person acquired such majority; (c) after such Related Person has become a Related Person and prior to the consummation of such Business Combination: (i) except as approved by a majority of the "Continuing Directors" (as hereinafter defined), there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding Shares of Preferred Stock of the Corporation, (ii) there shall have been no reduction in the annual rate of dividends paid per share on the Corporation's Common Stock (adjusted as appropriate for recapitalizations and for stock splits, reverse stock splits and stock dividends) except as approved by a majority of the Continuing Directors, (iii) such Related Person shall not have become the "Beneficial Owner" (as hereinafter defined) of any additional shares of Voting Stock of the Corporation except as part of the transaction which resulted in such Related Person becoming a Related Person, and (iv) such Related Person shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and (d) a proxy statement, responsive to the requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act") and the rules and regulations thereunder (or any subsequent provisions replacing the Exchange Act, rules or regulations), shall be mailed to all stockholders of record at least 30 days prior to the consummation of the Business Combination for the purpose of soliciting stockholder approval of the Business Combination and shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may choose to state and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or unfairness) of the terms of such Business Combination from the point of view of the remaining stockholders of the Corporation

(such investment banking firm to be selected by a majority of the Continuing Directors and to be paid a reasonable fee for its services by the Corporation upon receipt of such opinion).

For the purposes of this Article:

         (i) The term "Business Combination" shall mean (a) any merger or consolidation of the Corporation or a subsidiary with or into a Related Person,
(b) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any "Substantial Part" (as hereinafter defined) of the assets either of the Corporation (including, without limitation, any voting securities of a subsidiary) or of a subsidiary to a Related Person (other than a distribution by the Corporation or a subsidiary to the Related Person of assets in connection with a pro rata distribution by the Corporation to all stockholders), (c) any merger or consolidation of a Related Person with or into the Corporation or a subsidiary of the Corporation, (d) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the Corporation or a subsidiary of the Corporation, (e) the issuance of any securities (other than by way of pro rata distribution to all stockholders) of the Corporation or a subsidiary of the Corporation to a Related Person, (f) the acquisition by the Corporation or a subsidiary of the Corporation of any securities of a Related Person, (g) any recapitalization that would have the effect of increasing the voting power of a Related Person, (h) any series or combination of transactions having the same effect, directly or indirectly, as any of the foregoing and (i) any agreement, contract or arrangement providing for any of the transactions described in this definition of Business Combination.

         (ii) The term "Continuing Director" shall mean any member of the Board of Directors of the Corporation who is not affiliated with a Related Person and who was a member of the Board of Directors immediately prior to the time that the Related Person became a Related Person, and any successor to a Continuing Director who is not affiliated with the Related Person and is recommended to succeed a Continuing Director by a majority of Continuing Directors then serving as members of the Board of Directors of the Corporation.

         (iii) The term "Related Person" shall mean and include any individual, corporation, partnership or other person or entity which, together with its "Affiliates" and "Associates" (as defined on July 1, 1990 in Rule 12b-2 under the Exchange Act), is the "Beneficial Owner" (as defined on July 1, 1990 in Rule 13d-3 under the Exchange Act) in the aggregate of 10% or more of the outstanding Voting Stock of the Corporation, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity.

         (iv) The term "Substantial Part" shall mean more than 10% of the book value of the total assets of the Corporation in question as of the end of its most recent fiscal year ending prior to the time the determination is being made.

         (v) Without limitation, any shares of Common Stock of the Corporation that any person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed beneficially owned by such person.

         (vi) For the purposes of subparagraph (3) of this Article, the term "other consideration to be received" shall include, without limitation, Common Stock of the Corporation retained by its existing public stockholders in the event of a Business Combination in which the Corporation is the surviving corporation.

         (vii) The term "Voting Stock" shall mean all outstanding shares of capital stock of the Corporation or another corporation entitled to vote generally in the election of directors and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares.

         FIFTEENTH:    The provisions set forth in this Article FIFTEENTH and
in Articles NINTH (dealing with the alteration of Bylaws by stockholders), TENTH (dealing with the prohibition against stockholder action without meetings), TWELFTH (dealing with liability of directors), THIRTEENTH (dealing with the classification and number of directors) and FOURTEENTH (dealing with the 75% vote of stockholders required for certain Business Combinations) herein may not be repealed or amended in any respect, and no Article imposing cumulative voting in the election of directors may be added, unless such action is approved by the affirmative vote of not less than 75% of the total voting power of all shares of stock of the Corporation entitled to vote in the election of directors, considered for purposes of this Article FIFTEENTH as one class. Amendment to the provisions set forth in this Article FIFTEENTH and in Article FOURTEENTH shall also require the affirmative vote of 66 2/3% of such total voting power excluding the vote of shares owned by a "Related Person" (as defined in Article FOURTEENTH). The voting requirements contained in Article NINTH, Article FOURTEENTH and this Article FIFTEENTH herein shall be in addition to the voting requirements imposed by law, other provisions of this Certificate of Incorporation or any Certificate of Designation of Preferences in favor of certain classes or series of classes of shares of the Corporation.

         SIXTEENTH:    The Corporation reserves the right to amend, alter,
change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles NINTH, TENTH, TWELFTH, THIRTEENTH, FOURTEENTH and FIFTEENTH may not be repealed or amended in any respect unless such repeal or amendment is approved as specified in Article FIFTEENTH herein.

         THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 12th day of July, 1990.

                                                 /s/ Karen M. Nakfoor
                                                 --------------------
                                                   Karen M. Nakfoor

                             CERTIFICATE OF MERGER

         Pursuant to the provisions of Section 251 of the General Corporation Law of the State of Delaware, the undersigned certifies as follows:

         1. The names and states of incorporation of each of the constituent corporations are as follows:

               Name of Corporation                     State of Incorporation
               -------------------                     ----------------------
                     KNAK CO.                                Delaware
               BJ Services Company                           Delaware

         2. A Plan and Agreement of Merger dated July 13, 1990, between KNAK CO. and BJ Services Company (the "Plan and Agreement of Merger"), has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations, in accordance with Section 251 of the General Corporation Law of the State of Delaware.

         3.    The name of the surviving corporation is KNAK CO.

         4. At the effective time of the merger, Article FIRST of the Certificate of Incorporation of KNAK CO. shall be amended to read in its entirety as follows:

                     "The name of the Corporation is:

                     BJ SERVICES COMPANY."

         5. The executed Plan and Agreement of Merger is on file at the principal place of business of the surviving corporation at the following address: 5500 N.W. Central Drive, Houston, Texas 77210-4442.

         6. A copy of the Plan and Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of KNAK CO. or BJ Services Company.

         Dated as of July 13, 1990.


                                          KNAK CO.

                                          By:    /s/ George E. Cash
                                             ------------------------------
                                             George E. Cash, Vice President

ATTEST:

/s/ Matthew D. Fitzgerald
----------------------------------
   Matthew D. Fitzgerald,
         Secretary

                              BJ SERVICES COMPANY

                         CERTIFICATE OF DESIGNATION OF
                SERIES ONE JUNIOR PARTICIPATING PREFERRED STOCK

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

         BJ SERVICES COMPANY, a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter, the "Corporation"), DOES HEREBY CERTIFY that, by the unanimous written consent of the Board of Directors of the Corporation dated July 13, 1990, the following resolution was adopted pursuant to Section 151 of the General Corporation Law of the State of Delaware:

         WHEREAS, Article FOURTH of the Certificate of Incorporation of this Corporation authorizes 45,000,000 shares of capital stock, consisting of 5,000,000 shares of preferred stock, with par value of $1.00 per share (the "Preferred Stock"), issuable from time to time in one or more series and 40,000,000 shares of common stock, with par value of $.10 per share (the "Common Stock"), issuable from time to time; and

         WHEREAS, pursuant to Article FOURTH of the Certificate of Incorporation of this Corporation, the Board of Directors of this Corporation is authorized to fix the designations, powers, preferences and relative, participating, optional or other special rights, if any, and qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding); and

         WHEREAS, it is the desire of the Board of Directors of this Corporation, pursuant to its authority as aforesaid, to issue a series of Preferred Stock and to fix the rights, preferences, restrictions and other matters relating thereto;

         NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby establish a series of Preferred Stock of this Corporation and does hereby fix and determine the rights, preferences, restrictions and other matters relating to said series of Preferred Stock, as follows:

         Section 1. Title of Series and Ranking. The shares of such series shall be designated as "Series One Junior Participating Preferred Stock." The Series One Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

         Section 2. Number of Shares in Series. The number of shares which shall constitute such Series shall be 400,000.

         Section 3. Dividends and Distributions.

         (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series One Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series One Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the thirtieth day of March, June, September and December, or such earlier date within each such calendar quarter determined from time to time by the Board of Directors (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series One Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $.25 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series One Junior Participating Preferred Stock. In the event the Corporation shall at any time after July 16, 1990 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series One Junior Participating Preferred Stock were entitled immediately prior to such event under clause (a) and clause (b) of the preceding sentence shall be adjusted by multiplying each such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) The Corporation shall declare a dividend or distribution on the Series One Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.25 per share as such amount may be adjusted pursuant to the last sentence of the preceding paragraph on the Series One Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series One Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series One Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series One Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series One Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series One Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

         Section 4. Liquidation, Dissolution or Winding Up.

         (A) Upon any voluntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series One Junior Participating Preferred Stock unless prior thereto, the holders of shares of Series One Junior Participating Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereof, whether or not declared, to the date of such payment (the "Series One Liquidation Preference"). Following the payment of the full amount of the Series One Liquidation Preference, no additional distribution shall be made to the holders of shares of Series One Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing
(i) the Series One Liquidation Preference by (ii) 100 appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series One Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series One Junior Participating Preferred Stock and Common Stock, respectively, holders of Series One Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

         (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series One Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series One Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

         (C) In the event the corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 5. No Redemption. The shares of Series One Junior Participating Preferred Stock shall not be redeemable.

         Section 6. Voting Rights. The holders of shares of Series One Junior Participating Preferred Stock shall have the following voting rights:

         (A) Subject to the provision for adjustment hereinafter set forth and subject to the provisions in paragraph C below, each share of Series One Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series One Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) Except as otherwise provided herein or by law, the holders of shares of Series One Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

         (C) If, on the date used to determine stockholders of record for any meeting of stockholders of the Corporation for the election of directors, the equivalent of six full quarterly dividends payable on the Series One Junior Participating Preferred Stock shall be accrued and unpaid, the holders of the Series One Junior Participating Preferred Stock voting as a class together with all other holders of Preferred Stock, the terms of which expressly provide similar voting rights, will, to the exclusion of the holders of Common Stock and such other series of Preferred Stock not given a class voting right with the Series One Junior Participating Preferred Stock with respect thereto, be entitled to elect, at such meeting and subsequent meetings of stockholders held for the purpose of electing directors, a total of two directors, to be distributed among the several classes of directors as nearly equally as possible. Upon election, such directors shall become additional directors of the Corporation and the authorized number of directors of the Corporation shall thereupon be automatically increased by such number of directors. Such right to elect directors shall continue until all accrued dividends on all such shares of Series One Junior Participating Preferred Stock shall have been paid for all past dividend periods. When all accrued dividends on Series One Junior Participating Preferred Stock have been paid for all past dividend periods, the right of the holders of Series One Junior Participating Preferred Stock to elect such number of directors shall cease, the term of such directors shall thereupon terminate, and the authorized number of directors of the Corporation shall thereupon return to the number of authorized directors otherwise in effect, but subject always to the same provisions for the vesting of such special voting rights in the case of any such future dividend default or defaults. The fact that dividends have been paid as required by the preceding sentence shall be evidenced by a certificate executed by the President and the Chief Financial Officer of the Corporation and delivered to the Board of Directors. The directors so elected by holders of Series One Junior Participating Preferred Stock shall serve until the certificate described in the preceding sentence shall have been delivered to the Board of Directors or until their respective successors shall be elected or appointed and qualify.

         Except as otherwise provided by law, at all meetings of the holders of Series One Junior Participating Preferred Stock to elect or remove directors pursuant to the terms of this subparagraph (C) each share of Series One Junior Participating Preferred Stock entitled to vote thereat shall be entitled to one vote per share. Each director elected by the holders of the shares of Series One Junior Participating Preferred Stock and by the holders of shares of Preferred Stock the terms of which provide similar voting rights (herein called a "Preferred Director") may be removed by, and shall not be removed except by, the vote of the holders of record of the majority of the outstanding shares of Series One Junior Participating Preferred Stock (and other Preferred Stock) who are at the time of such vote entitled to vote for the election of Preferred Directors pursuant to the terms of this subparagraph (C), voting together as a single class without regard to series, at a meeting of the stockholders, or of the holders of such shares of stock, called for that purpose. So long as a default in any preferred dividends on Preferred Stock shall exist (i) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (ii) by any instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (ii) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the majority of the outstanding shares of Series One Junior Participating Preferred Stock and other Preferred Stock who are at the time of such vote entitled to vote for the election of Preferred Directors pursuant to the terms of this subparagraph (C), voting together as a single class without regard to series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director.

         (D) Unless the vote or consent of the holders of a greater number of shares shall be then required by law, so long as any shares of Series One Junior Participating Preferred Stock are outstanding, the Corporation will not, without the affirmative vote or consent of at least 2/3 of the outstanding shares of Series One Junior Participating Preferred Stock, voting as a separate class, amend any of the provisions of its Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) so as to affect adversely the powers, preferences or special rights of the Convertible Preferred Stock.

         The increase of the authorized amount of the Preferred Stock or Common Stock, or the creation, authorization or issuance of any stock which ranks junior to or on a parity with the Series One Junior Participating Preferred Stock, or the reclassification of any authorized or outstanding stock of the Corporation (other than the Series One Junior Participating Preferred Stock) into any such junior or parity stock, or the creation, authorization or issuance of any obligation or security convertible into or evidencing the right to purchase any such junior Stock or parity Stock or the limitation or qualification of the Corporation's right to redeem or repurchase shares of Series One Junior Participating Preferred Stock or to take any other actions, including without limitation, mergers, consolidations or the matters covered by the preceding provisions of this paragraph, shall not be deemed, for purposes of this subparagraph (D), to affect adversely the powers, preferences or special rights of the Series One Junior Participating Preferred Stock regardless of any financial or other effect on the Series One Junior Participating Preferred Stock resulting therefrom.

         (E) Unless the vote of the holders of a greater number of shares shall then be required by law, so long as any shares of Series One Junior Participating Preferred Stock are outstanding, the Corporation will not, without the affirmative vote of the holders of at least a majority of all of the outstanding shares of Series One Junior Participating Preferred Stock, merge or consolidate with or into any other corporation if such merger or consolidation would adversely affect the powers, preferences or rights of the Series One Junior Participating Preferred Stock expressly set forth herein.

         (F) Except as set forth herein, holders of Series One Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 7. Certain Restrictions.

         (A) Whenever quarterly dividends or other dividends or distributions payable on the Series One Junior Participating Preferred Stock as provided in Section 3 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series One Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

                 (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series One Junior Participating Preferred Stock;

                 (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series One Junior Participating Preferred Stock, except dividends paid ratably on the Series One Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                 (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series One Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series One Junior Participating Preferred Stock;

                 (iv) purchase or otherwise acquire for consideration any shares of Series One Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series One Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 7, purchase or otherwise acquire such shares at such time and in such manner.

         Section 8. Consolidation, Mergers, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series One Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series One Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 9. Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Series One Junior Participating Preferred Stock shall not have any preferences or relative, participating, optional or other special rights other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Certificate of Incorporation of the Corporation.

         Section 10. Heading of Subdivision. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

         Section 11. Severability of Provisions. If any right, preference or limitation of the Series One Junior Participating Preferred Stock set forth in this resolution (as such resolutions may be amended from time to time) is invalid, unlawful, or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

         Section 12. Status of Reacquired Shares. Shares of the Series One Junior Participating Preferred Stock which have been issued and reacquired in any manner shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock issuable in series, undesignated as to series, and may be redesignated and reissued.

         Section 13. Fractional Shares. Series One Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series One Junior Participating Preferred Stock.

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed and this certificate to be signed by George E. Cash, Vice President, and attested to by Matthew D. Fitzgerald, its Secretary, this 17th day of July, 1990.



                                                   /s/ George E. Cash
                                            ----------------------------------
                                                     George E. Cash
                                                     Vice President

[CORPORATE SEAL]

Attest:

/s/ Matthew D. Fitzgerald
-----------------------------
    Matthew D. Fitzgerald
         Secretary

                                 ACKNOWLEDGMENT


         BE IT DEEMED that on this 17th day of July, 1990, personally came before me, the undersigned, a Notary Public duly authorized to take acknowledgment of deeds by the laws of the place where the foregoing certificate was executed, George E. Cash and Matthew D. Fitzgerald, Vice President and Secretary, respectively, of BJ Services Company, a corporation of the State of Delaware, the corporation described in the foregoing certificate, known to me personally to be such, and they duly executed said certificate before me and acknowledged the said certificate to be their act and deed and made on behalf of said corporation, and that the facts stated therein are true; and that the signatures of said George E. Cash, Vice President and of the said Matthew D. Fitzgerald, Secretary, of the said corporation to said foregoing certificate are in their handwriting.

         GIVEN under my hand on July 17, 1990.


                                                /s/ Pat Montgomery
                                             --------------------------
                                                   Notary Public

                           CERTIFICATE OF DESIGNATION
                                       OF
                SERIES TWO JUNIOR PARTICIPATING PREFERRED STOCK

                                       OF

                              BJ SERVICES COMPANY

             PURSUANT TO SECTION 151 OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE

         BJ SERVICES COMPANY, a corporation organized and existing under the laws of the State of Delaware (the "Company"), DOES HEREBY CERTIFY that, at a meeting of the Company's Board of Directors duly called and held on January 5, 1994 at which a quorum was present and acting throughout, the following resolutions were adopted pursuant to Section 151 of the Delaware General Corporation Law (the "Delaware Act").

         WHEREAS, Article FOURTH of the Company's Certificate of Incorporation, as amended (the "Charter") authorizes 45,000,000 shares of capital stock, consisting of 5,000,000 shares of preferred stock, par value $1.00 per share (the "Preferred Stock"), issuable from time to time in one or more series, and 40,000,000 shares of common stock, par value $0.10 per share (the "Common Stock"), issuable from time to time; and

         WHEREAS, in accordance with Section 151 of the Delaware Act and pursuant to Article FOURTH of the Charter, the Company's Board of Directors is authorized to fix the designations, powers, preferences and relative, participating, optional or other special rights, if any, and qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding); and

         WHEREAS, it is the desire of the Company's Board of Directors of this Corporation, in accordance with the authority conferred upon it as described above, to issue a series of Preferred Stock and to fix the rights, preferences, restrictions and other matters relating thereto;

         NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby establish a series of Preferred Stock of this Company and does hereby fix and determine the rights, preferences, restrictions and other matters relating to said series of Preferred Stock, as follows:

         Section 1. Designation and Amount. The shares of such series shall be designated as "Series Two Junior Participating Preferred Stock" ("Series Two Preferred Stock") and the number of shares constituting such series shall be 400,000. Such number of shares may be adjusted by appropriate action of the Board of Directors.

         Section 2. Dividends and Distribution.

         (A) Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series Two Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, (i) cash dividends in an amount per share (rounded to the nearest cent) equal to 100 times the aggregate per share amount of all cash dividends contemporaneously declared on the Company's Common Stock, par value $0.10 per share ("Common Stock"), and (ii) a preferential cash dividend ("Preferential Dividends"), if any, on the tenth day of March, June, September and December of each year (each a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series Two Preferred Stock, in an amount equal to $1.00 per share of Series Two Preferred Stock less the per share amount of all cash dividends declared on the Series Two Preferred Stock pursuant to clause (i) of this sentence since the immediately preceding Quarterly

Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series Two Preferred Stock. In the event the Company shall, at any time after the issuance of any share or fraction of a share of Series Two Preferred Stock, make any distribution on the shares of Common Stock of the Company, whether by way of a dividend or a reclassification of stock, a recapitalization, reorganization or partial liquidation of the Company or otherwise, which is payable in cash or any debt security, debt instrument, real or personal property or any other property (other than cash dividends subject to the immediately preceding sentence and other than a distribution of shares of Common Stock or other capital stock of the Company and other than a distribution of rights or warrants to acquire any such share, including any debt security convertible into or exchangeable for any such share, at a price less than the Current Market Price of such share), then and in each such event the Company shall simultaneously pay on each then outstanding share of Series Two Preferred Stock of the Company a distribution, in like kind, of 100 times (subject to the provisions for adjustment hereinafter set forth) such distribution paid on a share of Common Stock. The dividends and distributions on the Series Two Preferred Stock to which holders thereof are entitled pursuant to clause (i) of the first sentence of this paragraph and pursuant to the second sentence of this paragraph are hereinafter referred to as "Participating Dividends" and the multiple of such cash and non-cash dividends on the Common Stock applicable to the determination of the Participating Dividends, which shall be 100 initially but shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Dividend Multiple." In the event the Company shall at any time after January 17, 1994 declare or pay any dividend or make any distribution on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of Participating Dividends which holders of shares of Series Two Preferred Stock shall be entitled to receive shall be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction, of which the numerator is the number of shares of Common Stock outstanding immediately after such event and of which the denominator is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) The Company shall declare each Participating Dividend at the same time it declares any cash or non-cash dividend or distribution on the Common Stock in respect of which a Participating Dividend is required to be paid. No cash or non-cash dividend or distribution on the Common Stock in respect of which a Participating Dividend is required to be paid shall be paid or set aside for payment on the Common Stock unless a Participating Dividend in respect of such dividend or distribution on the Common Stock shall be simultaneously paid, or set aside for payment, on the Series Two Preferred Stock.

         (C) Preferential Dividends shall begin to accrue on outstanding shares of Series Two Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of any shares of Series Two Preferred Stock. Accrued but unpaid Preferential Dividends shall cumulate but shall not bear interest. Preferential Dividends paid on the shares of Series Two Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

         Section 3. Voting Rights. The holders of shares of Series Two Preferred Stock shall have the following voting rights:

         (A) Subject to the provisions for adjustment hereinafter set forth, each share of Series Two Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Company. The number of votes which a holder of Series Two Preferred Stock is entitled to cast, as the same may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Vote Multiple." In the event the Company shall at any time after January 17, 1994 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series Two Preferred Stock shall be entitled after such event shall be the Vote Multiple immediately prior to such event multiplied by a fraction, of which the numerator is the number of shares of Common Stock outstanding immediately after such event and of which the denominator is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) Except as otherwise provided herein or by law, the holders of shares of Series Two Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

         (C) In the event that the Preferential Dividends accrued on the Series Two Preferred Stock for six or more quarterly dividend periods, whether consecutive or not, shall not have been declared and paid or set apart for payment, the holders of record or preferred stock of the Company of all series (including the Series Two Preferred Stock), other than any series in respect of which the right is expressly withheld by the Certificate of Incorporation or the authorizing resolutions included in the Certificate of Designation therefor, shall have the right, at the next meeting of stockholders called for the election of directors, to elect two members to the Board of Directors, which directors shall be in addition to the number required by the Company's bylaws as in effect prior to such event, to serve until the next annual meeting of the stockholders and until their successors are elected and qualified or their earlier resignation, removal or incapacity or until such earlier time as all accrued and unpaid Preferential Dividends upon the outstanding shares of Series Two Preferred Stock shall have been paid (or set aside for payment) in full. The holders of shares of Series Two Preferred Stock shall continue to have the right to elect directors as provided by the immediately preceding sentence until all accrued and unpaid Preferential Dividends upon the outstanding shares of Series Two Preferred Stock shall have been paid (or set aside for payment) in full. Such directors may be removed and replaced by such stockholders, and vacancies in such directorships may be filled only by such stockholders (or by the remaining director elected by such stockholders, if there be one) in the manner permitted by law; provided, however, that any such action by stockholders shall be taken at a meeting of stockholders and shall not be taken by written consent thereof.

         (D) Except as otherwise required by law or set forth herein, holders of Series Two Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action.

         Section 4. Certain Restrictions.

         (A) Whenever Preferential Dividends or Participating Dividends are in arrears or the Company shall be in default of payment thereof, thereafter and until all accrued and unpaid Preferential Dividends and Participating Dividends, whether or not declared, on shares of Series Two Preferred Stock outstanding shall have been paid or set aside for payment in full, and in addition to any and all other rights which any holder of shares of Series Two Preferred Stock may have in such circumstances, the Company shall not:

                  (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to, the Series Two Preferred Stock;

                  (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity as to dividends with the Series Two Preferred Stock, unless dividends are paid ratably on the Series Two Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii)    except as permitted by sub-clause (iv) of this
         Section 4(A), redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series Two Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Series Two Preferred Stock; or

                  (iv) purchase or otherwise acquire for consideration any shares of Series Two Preferred Stock, or any shares of stock ranking on a parity with the Series Two Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up), except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, in accordance with Section 4(A), purchase or otherwise acquire such shares at such time and in such manner.

         (C) The Company shall not issue any shares of Series Two Preferred Stock except upon exercise of rights issued pursuant to that certain Rights Agreement dated as of January 17, 1994 between the Company and First Chicago Trust Company of New York, a copy of which is on file with the Secretary of the Company at its principal executive office and shall be made available to stockholders of record without charge upon written request therefor addressed to the Secretary. Notwithstanding the foregoing sentence, nothing contained in the provisions hereof shall prohibit or restrict the Company from issuing for any purpose any series of preferred stock with rights and privileges similar to, different from, or greater than, those of the Series Two Preferred Stock.

         Section 5. Reacquired Shares. Any shares of Series Two Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. The Company shall cause all such shares upon their retirement and cancellation to become authorized but unissued shares of preferred stock, without designation as to series, and such shares may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors.

         Section 6. Liquidation, Dissolution or Winding Up. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series Two Preferred Stock unless the holders of shares of Series Two Preferred Stock shall have received, subject to adjustment as hereinafter provided, (A) $1.00 per share plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or
(B) if greater than the amount specified in clause (i)(A) of this sentence, the amount equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (ii) to the holders of stock ranking on a parity upon liquidation, dissolution or winding up with the Series Two Preferred Stock, unless simultaneously therewith distributions are made ratable on the Series Two Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of shares of Series Two Preferred Stock are entitled under clause (i)(A) of this sentence and to which the holders of such parity shares are entitled, in each case upon such liquidation, dissolution or winding up. The amount to which holders of Series Two Preferred Stock may be entitled upon liquidation, dissolution or winding up of the Company pursuant to clause (i)(B) of the immediately preceding sentence is hereinafter referred to as the "Participating Liquidation Amount" and the multiple of the amount to be distributed to holders of shares of Common Stock upon the liquidation, dissolution or winding up of the Company applicable pursuant to such clause to the determination of the Participating Liquidation Amount, as such multiple may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Liquidation Multiple." In the event the Company shall at any time after January 17, 1994 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares than of Common Stock, then in each such case the Liquidation Multiple thereafter applicable to the determination of the Participating Liquidation Amount to which holders of Series Two Preferred Stock shall be entitled after such event shall be the Liquidation Multiple applicable immediately prior to such event multiplied by a fraction, of which the numerator is the number of shares of Common Stock outstanding immediately after such event and of which the denominator is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 7. Certain Reclassifications and Other Events.

         (A) In the event that holders of shares of Common Stock of the Company receive after January 17, 1994 in respect of their shares of Common Stock any share of capital stock of the Company (other than any share of Common Stock of the Company), whether by way of reclassification, recapitalization, reorganization, dividend or other distribution or otherwise ("Transaction"), then and in each such event the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Company of the shares of Series Two Preferred Stock shall be adjusted so that after such event the holders of Series Two Preferred Stock shall be entitled, in respect of each share of Series Two Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such adjustment, to (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such Transaction multiplied by the additional dividends which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the transaction of such capital stock, (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such Transaction multiplied by the additional voting rights which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the transaction of such capital stock and (iii) such additional distributions upon liquidation, dissolution or winding up of the Company as equal the Liquidation Multiple in effect immediately prior to such transaction multiplied by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Company by virtue of the receipt in the Transaction of such capital stock, as the case may be, all as provided by the terms of such capital stock.

         (B) In the event that holders of shares of Common Stock of the Company receive after January 17, 1994 in respect of their shares of Common Stock any right or warrant to purchase Common Stock (including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for Common Stock) at a purchase price per share less than the Current Market Price (as hereinafter defined) of a share of Common Stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Company of the shares of Series Two Preferred Stock shall each be adjusted so that after such event the Dividend Multiple, the Vote Multiple and the Liquidation

Multiple shall each be the product of the Dividend Multiple, the vote Multiple and the Liquidation Multiple, as the case may be, in effect immediately prior to such event multiplied by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock which could be acquired upon exercise in full of all such rights or warrants and of which the denominator shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased, at the Current Market Price of the Common Stock at the time of such issuance, by the maximum aggregate consideration payable upon exercise in full of all such rights or warrants.

         (C) In the event that holders of shares of Common Stock of the Company receive after January 17, 1994 in respect of their shares of Common Stock any right or warrant to purchase capital stock of the Company (other than shares of common stock), including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for capital stock of the Company (other than Common Stock), at a purchase price per share less than the Current Market Price of such shares of capital stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon liquidation, dissolution or winding up of the Company of the shares of Series Two Preferred Stock shall each be adjusted so that after such event each holder of a share of Series Two Preferred Stock shall be entitled, in respect of each share of Series Two Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such event, to receive (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such event multiplied, first, by the additional dividends to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction (as hereinafter defined) and (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such event multiplied, first, by the additional voting rights to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction and (iii) such additional distributions upon liquidation, dissolution or winding up of the Company as equal the Liquidation Multiple in effect immediately prior to such event multiplied, first, by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Company upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction. For purposes of this paragraph, the "Discount Fraction" shall be a fraction, of which the numerator shall be the difference between the Current Market (as hereinafter defined) of a share of the capital stock subject to a right or warrant distributed to holders of shares of Common Stock of the Company as contemplated by this paragraph immediately after the distribution thereof and the purchase price per share for such share of capital stock pursuant to such right or warrant and of which the denominator shall be the Current Market Price of a share of such capital stock immediately after the distribution of such right or warrant.

         (D) For purposes of this Section 7, the "Current Market Price" of a share of capital stock of the Company (including a share of Common Stock) on any date shall be deemed to be the average of the daily closing prices per share thereof over the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that, in the event that such Current Market Price of any such share of capital stock is determined during a period which includes any date that is within 30 Trading Days after the ex-dividend date for (i) a dividend or distribution on stock payable in shares of such stock or securities convertible into shares of such stock, or (ii) any subdivision, split, combination, consolidation, reverse stock split or reclassification of such stock, then, and in each such case, the Current Market Price shall be appropriately adjusted by the Board of Directors of the Company to reflect the Current Market Price of such stock to take into account ex-dividend trading. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares are listed or admitted to trading or, if the shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or if on any such date the shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares selected by the Board of Directors of the Company. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares are listed or admitted to trading is open for the transaction of business or, if the shares are not listed or admitted to trading on any national securities exchange, on which the New York Stock Exchange or such other national securities exchange as may be selected by the Board of Directors of the Company is open. If the shares are not publicly held or not so listed or traded on any day within the period of 30 Trading Days applicable to the determination of current Market Price thereof as aforesaid, "Current Market Price" shall mean the fair market value thereof per share as determined in good faith by the Board of Directors of the Company. In either case referred to in the foregoing sentence, the determination of Current Market Price shall be described in a statement filed with the Secretary of the Company.

         Section 8. Consolidation, Merger, Etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each outstanding share of Series Two Preferred Stock shall at the same time be similarly exchanged for or changed into the aggregate amount of stock, securities, cash and/or other property (payable in like kind), as the case may be, for which or into which each share of Common Stock is changed or exchanged multiplied by the highest of the Vote Multiple, the Dividend Multiple or the Liquidation Multiple in effect immediately prior to such event.

         Section 9. Effective Time of Adjustments.

         (A) Adjustments to the Series Two Preferred Stock required by the provisions hereof shall be effective as of the time at which the event required such adjustments occurs.

         (B) The Company shall give prompt written notice to each holder of a share of Series Two Preferred Stock of the effect of any adjustment to the voting rights, dividend rights or rights upon liquidation, dissolution or winding up of the Company of such shares required by the provisions hereof. Notwithstanding the foregoing sentence, the failure of the Company to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment.

         Section 10. No Redemption. The shares of Series Two Preferred Stock shall not be redeemable at the option of the Company or any holder thereof. Notwithstanding the foregoing sentence of this Section, the Company may acquire shares of Series Two Preferred Stock in any other manner permitted by law, the provisions hereof and the Company's Charter.

         Section 11. Ranking. Unless otherwise provided in the Charter or a Certificate of Designation relating to a subsequent series of preferred stock of the Company, the Series Two Preferred Stock shall rank junior to all other series of the Company's preferred stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and senior to the Common Stock.

         Section 12. Amendment. The provisions hereof and of the Charter shall not be amended in any manner which would materially affect the rights, privileges or powers of the Series Two Preferred Stock without, in addition to any other vote of stockholders required by law, the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series Two Preferred Stock, voting together as a single class.

         IN WITNESS WHEREOF, we have executed and subscribed this Certificate of Designation and do affirm the foregoing as true under the penalties of perjury this 12th day of January, 1994.

                                               /s/ J. W. Stewart
                                        ---------------------------------
                                                 J. W. Stewart
                                                 President and
                                            Chief Executive Officer


                                           /s/ Matthew D. Fitzgerald
                                        ---------------------------------
                                             Matthew D. Fitzgerald
                                              Assistant Secretary

                              BJ SERVICES COMPANY

                           CERTIFICATE OF ELIMINATION
                                       OF
                    CERTIFICATE OF DESIGNATION OF SERIES ONE
                      JUNIOR PARTICIPATING PREFERRED STOCK


         BJ Services Company, a corporation organized and existing under the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors of BJ Services Company, resolutions were duly adopted setting forth the proposed elimination of the Series One Junior Participating Preferred Stock as set forth below:

                 RESOLVED FURTHER, that as none of the Series One Junior Participating Preferred Stock authorized and designated pursuant to that certain Certificate of Designation dated as of July 1990, and attached as Exhibit A to the Current Rights Agreement, are currently outstanding and, as the Current Rights are being redeemed, none of such shares will be issued, the proper officers of the Company are hereby authorized and directed, for and on behalf of the Company and in its name, to file or cause to be filed in the State of Delaware such certificate or certificates reflecting such fact and cancelling such certificate of designation, and upon the filing of same the 400,000 shares so designated as Series One Junior Participating Preferred Stock shall constitute authorized but unissued preferred shares subject to issuance in accordance with the Company's certificate of incorporation; and

         SECOND: None of the authorized shares of the Series One Junior Participating Preferred Stock are outstanding and none will be issued.

         THIRD: In accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Certificate of Incorporation of BJ Services Company is hereby amended to eliminate all reference to the Series One Junior Participating Preferred Stock.

         IN WITNESS WHEREOF, said BJ Services Company has caused this certificate to be signed by Michael McShane, its Vice-President and attested by Margaret B. Shannon, its Secretary, this 19th day of April, 1994.


                                           BJ SERVICES COMPANY


                                           By:   /s/ Michael McShane
                                               --------------------------
                                                    Vice-President

ATTEST:

By:  /s/ Margaret B. Shannon
     ---------------------------
     Secretary

                              STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE

                     ------------------------------------

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "BJ SERVICES COMPANY," FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF OCTOBER, A.D. 1996, AT 4 O'CLOCK P.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.


                    [GREAT SEAL OF THE STATE OF DELAWARE]


                                                   /s/ Edward J. Freel
                                            -----------------------------------
                                            Edward J. Freel, Secretary of State


2235917   8100                              AUTHENTICATION: 8157742

960307305                                            DATE: 10-23-96

                                    AMENDED

                          CERTIFICATE OF DESIGNATION

                                      OF

               SERIES TWO JUNIOR PARTICIPATING PREFERRED STOCK

                                      OF

                             BJ SERVICES COMPANY

                       (Pursuant to Section 151 of the
              General Corporation Law of the State of Delaware)

                             --------------------


              BJ Services Company, a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Company"), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Company as required by Section 151 of the General Corporation Law of the State of Delaware at a meeting duly called and held on September 26, 1996:

              RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Company (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Company's Certificate of Incorporation, as amended to date (hereinafter called the "Certificate of Incorporation"), the Board of Directors on January 5, 1994 adopted a resolution creating a series of shares of Preferred Stock, par value $1.00 per share, designated as Series Two Junior Participating Preferred Stock and filed such designation with the Secretary of State of Delaware on April 7, 1994, no shares of which have been issued as of September 26, 1996; and the Board of Directors on September 26, 1996 adopted the following resolution to amend and restate the terms of such Preferred Stock; and be it further

              RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Delaware General Corporation Law and the Certificate of Incorporation, the Series Two Junior Participating Preferred Stock of the Corporation heretofore created be, and that the designation thereof and the powers, designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are hereby amended and restated as follows:

              Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 200,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series A Preferred Stock.

              Section 2.  Dividends and Distributions.

              (A) Subject to the rights of the holders of any shares of any series of Preferred Stock of the Company (the "Preferred Stock") (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $.10 per share, of the Company (the "Common Stock") and of any other stock of the Company ranking junior to the Series A Preferred Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of January, April, July, and October in each year (each such date being referred to herein as a "Dividend Payment Date"), commencing on the first Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10 or (b) subject to the provision for adjustment hereinafter set forth, 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock, declared on the Common Stock since the immediately preceding Dividend Payment Date or, with respect to the first Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Company shall at any time after September 26, 1996 declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

              (B) The Company shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Dividend Payment Date and the next subsequent Dividend Payment Date, a dividend of $10 per share on the Series A Preferred Stock shall nevertheless be payable, when, as and if declared, on such subsequent Dividend Payment Date.

              (C) Dividends shall begin to accrue and be cumulative, whether or not earned or declared, on outstanding shares of Series A Preferred Stock from the Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

              Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights;

              (A) Subject to the provision for adjustment hereinafter set forth and except as otherwise provided in the Certificate of Incorporation or required by law, each share of Series A Preferred Stock shall entitle the holder thereof to 1000 votes on all matters upon which the holders of the Common Stock of the Company are entitled to vote. In the event the Company shall at any time after September 26, 1996 declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

              (B) Except as otherwise provided herein, in the Certificate of Incorporation or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, and except as otherwise required by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

              (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

              Section 4.  Certain Restrictions.

              (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in
       Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not earned or declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Company shall not:

                     (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (as to dividends) to the Series A Preferred Stock;

                     (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (as to dividends) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                     (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred Stock or rights, warrants or options to acquire such junior stock;

                     (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

              (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this
       Section 4, purchase or otherwise acquire such shares at such time and in such manner.

              Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.

              Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (A) to the holders of the Common Stock or of shares of any other stock of the Company ranking junior, upon liquidation, dissolution or winding up, to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (B) to the holders of shares of stock ranking on a parity upon liquidation, dissolution or winding up with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event, however, that there are not sufficient assets available to permit payment in full of the Series A liquidation preference and the liquidation preferences of all other classes and series of stock of the Company, if any, that rank on a parity with the Series A Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series A Preferred Stock and the holders of such parity shares in the proportion to their respective liquidation preferences. In the event the Company shall at any time after September 26, 1996 declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (A) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

              Section 7. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are converted into, exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly converted into, exchanged for or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted, exchanged or converted. In the event the Company shall at any time after September 26, 1996 declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the conversion, exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

              Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable from any holder.

              Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company, junior to all other series of Preferred Stock and senior to the Common Stock.

              Section 10. Amendment. If any proposed amendment to the Certificate of Incorporation (including this Certificate of Designations) would alter, change or repeal any of the preferences, powers or special rights given to the Series A Preferred Stock so as to affect the Series A Preferred Stock adversely, then the holders of the Series A Preferred Stock shall be entitled to vote separately as a class upon such amendment, and the affirmative vote of two-thirds of the outstanding shares of the Series A Preferred Stock, voting separately as a class, shall be necessary for the adoption thereof, in addition to such other vote as may be required by the General Corporation Law of the State of Delaware.

              Section 11. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

              IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Company by its President and attested by its Secretary this 26th day of September, 1996.

                                              /s/  J. W. STEWART
                                        -----------------------------------
                                                   J. W. STEWART

Attest:

  /s/  MARGARET B. SHANNON
------------------------------
       MARGARET B. SHANNON